FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

       NOV 18 1996
      No. C23734-96
DEAN HELLER, SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                          ENVIRONMENTAL SOLUTIONS NOW!


          The undersigned natural person, who is at least eighteen (18) years of age, for the purpose of forming a Private Corporation, under and subject to the provisions of NRS 78.010, et seq., hereby adopts the following Articles of
Incorporation:

                                   ARTICLE ONE
          NAME. The name of the Corporation is ENVIRONMENTAL SOLUTIONS NOW!

                                   ARTICLE TWO
          REGISTERED OFFICE AND RESIDENT AGENT. The registered office of the Corporation shall be located at 1005 Terminal Way, Suite 110, Reno, Nevada 89502. The initial Resident Agent at such address is CORPORATE OFFICE SERVICES. The Board of Directors may establish, from time to time, other places of business within and without the State of Nevada for the conduct of its business.

                                  ARTICLE THREE
          DURATION. The Corporation shall have perpetual existence.

                                  ARTICLE FOUR
          PURPOSES. The purpose, object and nature of the business for which this Corporation is organized are:
          (a) To engage in any lawful activity.

                                  ARTICLE FIVE
SHARES OF STOCK. The total number of authorized shares of the Corporation shall be 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND). 1,000,000 (ONE MILLION) voting common shares with .001 (ONE TENTH OF ONE CENT) par value and 500,000 (FIVE HUNDRED THOUSAND) preferred shares with .001 (ONE TENTH OF ONE CENT) par value. Authority shall be vested in the board of directors to change the class, the number of each class of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class of stock. The classes shall be Class A, Preferred and Class B, Common.

                                   ARTICLE SIX

          DIRECTOR. The business and affairs of the Corporation shall be conducted by a Board of Directors. The number of directors constituting the initial Board of Directors in [sic] one (1), and the name and address of the person who is to serve as sole Director until the first Annual Meeting or until his successor(s) are elected and qualified is:

               NAME                          ADDRESS
               Daniela Peterson              1005 Terminal Way, Suite 110
                                             Reno, Nevada 89502

          The Directors may, at any time prior to the first meeting of the Board of Directors, elect or appoint additional Directors, not exceeding the number set forth in the by-laws, to serve until his successors are elected and qualified. Thereafter, vacancies on the Board of Directors, however arising, may be filled from time to time by the remaining Directors.

          The successors of the first Board of Directors shall be elected at the Annual Meeting of the Shareholders to be held on the date and at the time provided in the time provided in the by-laws. The Directors shall hold office for one year or until they are removed or their successors have been duly qualified, as provided in the by-laws.

          The Board of Directors shall elect or appoint a President, a Secretary, a Treasurer, a Resident Agent and such other Officers or Agents for the administration of the business of the Corporation as it shall from time to time determine. Such persons need not be shareholders of the Corporation or members of the Board of Directors.

                                  ARTICLE SEVEN
          LIMITED LIABILITY OF OFFICERS AND DIRECTORS. No officer or Directors of the Corporation shall be liable to the Corporation or its shareholders for the damages for the breach of a fiduciary duty as a Director or Officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law: or (b) the payment of dividends in violation of NRS 78.300.

          The Corporation may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, Employee, or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as Director, Officer, Employee or Agent, or arising of his status as such, whether or not the Corporation has the authority to indemnify him against such liability or expense.

          The Corporation shall indemnify all of its Officers and Directors past, present, and future against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as Officers of Directors of the Corporation. The expenses of Officers and Directors incurred in defending any legal action or administrative proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the Officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other rights of indemnification which the Officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the Laws of the State of Nevada.

                                  ARTICLE EIGHT
          ASSESSMENTS. To the extent permitted by law, the private property of each and every Stockholder, Officer, and Director of the Corporation, real or personal, tangible or intangible, now owned or hereafter acquired by any of them, is and shall forever be exempt from all debts and obligations of the Corporation of any debt of the Corporation.

                                  ARTICLE NINE
          NO PREEMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of the stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into any such shares, or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

                                   ARTICLE TEN
          NO CUMULATIVE VOTING. Election of Directions of the Corporation shall be by majority vote of the shareholders. There shall be no cumulative voting.

                                 ARTICLE ELEVEN
          INCORPORATOR. The name and address of the Incorporator executing these Articles of Incorporation is as follows:

               NAME                          ADDRESS
               Daniela Peterson              1005 Terminal way, Suite 110
                                             Reno, NV 89502

                                 ARTICLE TWELVE
          AMENDMENT. These Articles of Incorporation may be amended by the affirmative vote of a majority of the Shareholders entitled to vote on each such amendment.

          IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation on this 12th day of November, 1996.

                                             /s/ DANIELA PETERSON
                                             --------------------------------
                                             Daniela Peterson
  STATE OF NEVADA                   )
                                    )
  COUNTY OF WASHOE                  )

On this 12th day of November, 1996 before me appeared Daniela Peterson, who acknowledged to me that they executed the Articles of Incorporation.

            JILL J. ROBINSON                        /s/ Jill J. Robinson
     Notary Public - State of Nevada                ----------------------------
           [Notary stamp here]                      NOTARY PUBLIC

In matter of the above named corporation I, CORPORATE OFFICE SERVICES, INC., accept the appointment as resident agent.


/s/ Daniela Peterson
--------------------------------
Daniela Peterson